Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$50,302,510
Unrealized Gain (Loss) on Market Value of Commodity Futures	(24,251,690)
Dividend Income	22,428
Interest Income	4,443
ETF Transaction Fees	3,150
Total Income (Loss)	$26,080,841

Expenses
General Partner Management Fees	$200,592
Professional Fees	28,711
Brokerage Commissions	16,595
Directors' Fees and insurance	7,180
SEC & FINRA Registration Expense	22,010
Total Expenses	$275,088
Net Income (Loss)	$25,805,753

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/22	$269,707,854
Additions (900,000 Shares)	28,848,021
Withdrawals (1,500,000 Shares)	(45,399,484)
Net Income (Loss)	25,805,753

Net Asset Value End of Month	$278,962,144
Net Asset Value Per Share (9,350,000 Shares)	$29.84

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596